UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

Sunlight Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(888) 315-0822

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

Commitment and Transaction Support Agreement

On April 2, 2023 Sunlight Financial LLC (“Sunlight”), a wholly owned subsidiary of Sunlight Financial Holdings Inc. (the “Company”), the Company and Cross River Bank (“the Bank Partner”), entered into a Commitment and Transaction Support Agreement (the “Commitment & Transaction Support Agreement “) pursuant to which the parties have agreed to undertake the transactions contemplated under the Commitment & Transaction Support Agreement, including the transaction term sheet (“Transaction Term Sheet”) set forth therein (“the Transactions) pursuant to definitive documents that remain subject to negotiation and completion (“Definitive Documents”). Each of the Definitive Documents is required to (i) contain terms and conditions consistent in all material respects with the Commitment & Transaction Support Agreement, including, the Transaction Term Sheet, and (ii) to the extent any matter is not addressed in the Transaction Term Sheet, is required to be in form and substance reasonably acceptable to the Company and the Bank Partner.

The Transactions contemplated by the Commitment & Transaction Support Agreement and the Transaction Term Sheet include:

●	Amendments to the following agreements with the Bank Partner: (a) a First Amended and Restated Loan Program Agreement dated as of February 12, 2018 (as previously amended, the “Existing Solar Loan Program Agreement”) (b) an Amended and Restated Loan Sale Agreement dated as of February 12, 2018 (as previously amended, the “Existing Solar Loan Sale Agreement”) (c) a Home Improvement Loan Program Agreement dated as of January 29, 2019 (as previously amended, the “Existing HI Program Agreement”), and (d) a Loan Sale Agreement dated as of November 19, 2020 (as previously amended, the “Existing HI Loan Sale Agreement”, and together with the Existing Solar Loan Program Agreement, Existing Solar Loan Sale Agreement, and Existing HI Program Agreement the “Bank Partner Agreements”). These amendments, described in more detail below, will include an increase in the total loan cap from $450 million to $650 million and reductions to the interest and fees payable on loan balances held for sale.

●	Entry into a First Lien Secured Term Loan Facility with the Bank Partner (the “Secured Term Loan”) with amounts outstanding not to exceed $100 million (inclusive of accrued and capitalized interest and fees), which will be used repay outstanding borrowings under the Company’s revolving credit facility with Silicon Valley Bank (“SVB”) that matures on April 26, 2023 and to terminate that credit facility, to fund guarantee payments to the Bank Partner in connection with the sale of certain loans, pay certain accrued expenses and provide support for general corporate purposes.

●	Agreement to issue to the Bank Partner equity warrants (the “Warrants”), described in more detail below, entitling the Bank Partner or its designees to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”).

Under the Commitment & Transaction Support Agreement, the Bank Partner agrees to:

●	use commercially reasonable efforts to support the Transactions, act in good faith, and take any and all actions reasonably necessary to consummate the Transaction consistent with the Agreement, as promptly as practicable, and in no event later than April 21, 2023 or such later date as the parties mutually agree (the “Outside Closing Date”); and

●	negotiate in good faith the Definitive Documents and, to the extent applicable, execute the Definitive Documents.

The Bank Partner also agrees to temporarily waive the exercise of all rights and remedies against any of the Company or Sunlight in contravention of the Commitment & Transaction Support Agreement or that would reasonably be expected to prevent, interfere with, delay, or impede the consummation of the Transactions.

During the Commitment & TSA Support Period (as defined in the Commitment & Transaction Support Agreement), the Company and Sunlight agree to:

●	use commercially reasonable efforts to support the Transactions and take any actions reasonably necessary to promptly consummate the Transactions, consistent with the Commitment & Transaction Support Agreement, in no event later than the Outside Closing Date;

●

provide prompt written notice to the Bank Partner of (a) receipt of any written notice from any governmental authority in connection with the Commitment & Transaction Support Agreement or the Transactions, and (b) receipt of any written notice of any proceeding commenced or threatened against the Company or Sunlight that, if successful, would prevent or materially interfere with, delay, or impede the consummation of the Transactions;

●	not, without prior written consent of the Bank Partner, (a) amend its organizational documents, (b) combine or reclassify any shares of capital stock of the Company or declare or pay any dividend or other distribution in respect of the capital stock of the Company, or redeem, repurchase or otherwise acquire any Company or Sunlight equity securities, (c) issue, deliver or sell any Company or Sunlight equity securities or amend any term of any Company or Sunlight equity security, or (d) enter into an agreement to do any of the foregoing; and

●	operate the business in a reasonably prudent manner as determined by the Company and Sunlight.

The Commitment & Transaction Support Agreement may be terminated by the Bank Partner as follows:

●	as a result of a material breach by the Company or Sunlight of any covenant contained in the Commitment & Transaction Support Agreement or any other obligations of the Company or Sunlight set forth in the Agreement that remains uncured for a period of 5 business days after receipt of written notice;

●	if the representations or warranties made by the Company or Sunlight were untrue in any material respect when made;

●	if the Definitive Documents and any amendments, modifications, or supplements thereto include terms that are materially inconsistent with the Transaction Term Sheet and are not otherwise reasonably acceptable to the Bank Partner and such event remains unremedied for a period of 5 business days following receipt of notice;

●	as a result of the issuance by any governmental authority of any ruling, judgment, or order declaring the Agreement to be unenforceable, enjoining the consummation of the Transactions;

●	if the Company or Sunlight validly terminates the Commitment & Transaction Support Agreement as to themselves; or

●	if the Transactions have not been consummated by the Outside Closing Date.

The Commitment & Transaction Support Agreement may be terminated by the Company and Sunlight as follows:

●	as a result of a material breach by the Bank Partner of any undertakings, representations, warranties, or covenants set forth in the Commitment & Transaction Support Agreement that remains uncured for a period of 5 business days after receipt of written notice;

●

if the Independent Committee, Board(s), or members (as applicable) of the Company Parties reasonably determine in good faith and based upon the advice of outside counsel that continued performance under the Commitment & Transaction Support Agreement or pursuit of the Transactions is inconsisent with their fiduciary duties under applicable law;

●	as a result of issuance by any governmental authority of any ruling, judgment, or order declaring the Commitment & Transaction Support Agreement to be unenforceable, enjoining the consummation of the Transactions, or rendering illegal the Commitment & Transaction Support Agreement or the Transactions, and either (a) such ruling, judgment or order has been issued at the request of or with the acquiescence of a Company Party, or (b) such ruling, judgment, or order has not been not stayed, reversed, or vacated within 25 calendar days after issuance;

●	if the Bank Partner (a) publicly announces its intention not to support the Transactions or (b) validly terminates the Agreement as to themselves; or

●	if the Transactions have not been consummated by the Outside Closing Date.

The Transaction Term Sheet Provides for the following:

Amendments to the Bank Partner Agreements

The amendments to the Bank Partner Agreements agreed to in the Commitment & Transaction Support Agreement provide, among other things, for:

●	the Company to establish a pricing and capital markets committee responsible for setting dealer discounts, interest rates, capital markets activity, policies relating to hedging, and other terms related to the Company’s loan products and executing any sales of loans held by the Bank Partner pursuant to the Amended Bank Partner Agreements and the Bank Partner will have observer rights and a right to attend all meetings held by the committee, subject to exclusions where the Bank Partner is the purchaser.

●	modifications to the procedures for submitting credit approvals.

●	a modification to the cap on the total loans held by the Bank Partner at any time as provided below, measured on the last day of the calendar month, with a grace period election for loan sales executed during the seven (7) business days following the last day of a calendar month. The Company will be entitled to six (6) grace period elections in any twelve-month period:

Period	Bank Cap
Month ending April 30, 2023	Waived
Month ending May 31, 2023	$650 million
Months ending June 30, 2023 and July 31, 2023	$550 million
Months ending August 31, 2023, September 30, 2023 and October 31, 2023	$500 million
Month ending November 30, 2023 and each month thereafter	$400 million (plus up to $100 million of additional capacity, subject to the Company posting 5% of such additional capacity as Cash collateral at the Bank Partner)

●	modifications to the maximum “Loan Purchase Trigger Date” related to each loan held on the Bank Partner’s balance sheet.

●	a revised tiered fee structure and provision for certain fees accrued through June 30, 2023 to be payable in additional Tranche 1 Loans (as defined below).

●	the Company will use best efforts to amend the Master Services Agreement dated January 13, 2020, between the Bank Partner, the Company, and Turnstile Capital Management, LLC (the “Servicer”) on or before July 1, 2023 to cause the Servicer to remit various cash payments associated with loans into an account held by the Bank Partner.

●	effective on the closing date and continuing until full repayment to the Bank Partner of all outstanding obligations, the Company will provide the Bank Partner with a pari passu first lien security interest in all assets of the Company as defined in the Secured Term Loan.

●	waiver by the Bank Partner of (i) any defaults arising from providing annual audited financial statements for fiscal year 2022 with a “going concern” or like qualification and any other potential defaults in connection therewith and (ii) any existing defaults that are continuing under the Bank Partner Agreements.

Secured Term Loan with the Bank Partner

The Secured Term Loan agreed to in the Commitment & Transaction Support Agreement consists of loan commitments for two tranches of loans providing for Tranche 1 Loans and Tranche 2 Loans (each as defined below). The Secured Term Loan, and all other obligations of Sunlight to the Bank Partner are secured by a first lien perfected security interest in all of the Company’s assets. The Secured Term Loan will be guaranteed by the Company, to the same extent as the existing credit facility with SVB (the “SVB Facility”). The Secured Term Loan will mature thirty months after the closing date.

The Secured Term Loan provides loan commitments under two sub- facilities. The $38.8 million Tranche 1 facility (the “Tranche 1 Loans”) will be used to repay all outstanding borrowings under the SVB Facility, pay fees and accrued interest due under the Loan Program Agreements and for general corporate purposes. The $49.8 million Tranche 2 facility (the “Tranche 2 Loans” and, collectively with the “Tranche 1 Loans” the “Facility Loans”) will be used for deferred proceeds.

No scheduled principal payments are due until the first anniversary of the closing date. Commencing on the first anniversary of the closing date, Sunlight is required to make equal monthly principal payments in an amount equal to 4% of the aggregate amount of the Facility Loans funded or deemed funded through the first anniversary of the Closing Date. Thirty (30) months after the closing date, all remaining unpaid amounts of principal and interest must be repaid in full.

An upfront fee equal to three percent (3.0%) of the total Secured Term Loan amount, payable upon the closing date of the Secured Term Loan will be paid in kind and added to the outstanding amount of applicable loans. An unused fee will be payable monthly in kind and added to the outstanding amount of Tranche 2 Loans.

The aggregate principal outstanding amount of loans under the Secured Term Loan (including capitalized or accrued and unpaid interest and any fees, the upfront fee and the unused fee) shall not exceed $100 million.

The Secured Term Loan is subject to mandatory prepayment under certain conditions, which prepayments may be allocated to Tranche 1 or Tranche 2 loans at the option of the Company and Sunlight. Additionally, the Company and Sunlight will be required to prepay the Secured Term Loan in full upon a liquidation, winding up, change of control, merger, sale of all or substantially all of the assets of the Sunlight or any Guarantor, or a transaction that results in the Company or Sunlight becoming privately held. The Company or Sunlight may, at its option, prepay the Secured Term Loan and/or permanently reduce and terminate unused loan commitments, in each case, in part or full at any time prior to the maturity date with no penalties; which prepayments and/or commitment reductions may be allocated to Tranche 1 Loans and/or Tranche 2 loans at the option of the Company and Sunlight.

The foregoing descriptions in this Item 1.01 are qualified in their entirety by reference to the full text of the Commitment & Transaction Support Agreement which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.

Warrants to be Issued to the Bank Partner

The Company will issue Warrants to the Bank Partner representing 19.9% of the lower of (i) the outstanding voting power of the Company before issuance of the Warrants or (ii) the outstanding shares of the Company’s Common Stock before issuance of the Warrants (such lower amount, the “Common Stock Interests”). The Warrants will be exercisable at any time, in whole or in part, at an exercise price equal to $0.01 per share of Common Stock, will contain all of the rights and protections customary for a financing of this nature, including customary anti-dilution protections and net cashless exercise, and will be subject to the following vesting provisions:

●	Warrants representing the right to purchase approximately 13 million shares of Common Stock, or 10% of the Common Stock Interests, will vest on the closing date; and

●	the remaining Warrants, representing 9.9% of the Common Stock Interests, will vest in equal increments on a monthly basis commencing on the date that is one month after the closing date and ending on the earliest to occur of (x) the date that is ten months after the closing date, (y) the payment in full of the Secured Term Loan and (z) the occurrence of a “change of control” transaction.

The foregoing descriptions in this Item 1.01 are qualified in their entirety by reference to the full text of the Commitment & Transaction Support Agreement, which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2023, the Company was notified by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the continued listing standard contained in Rule 802.01C of the NYSE’s Listed Company Manual (“Rule 802.01C”) relating to the minimum average closing price of the Common Stock, required over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Common Stock from the NYSE.

The Company intends to notify the NYSE within 10 business days of its intent to regain compliance with Rule 802.01C. The Company expects to regain compliance within the required six-month period following receipt of the NYSE notice.

As previously reported by the Company in its Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023 (the “12b-25”), Sunlight was unable to file its Annual Report on Form 10-K for the period ended December 31, 2022 (the “10-K”) within the prescribed period. The Company was unable to file the 10-K by March 31, 2023, the end of the extension period to file the 10-K provided by the 12b-25. As a result, on April 3, 2023 the Company was notified by NYSE that it is not in compliance with Section 802.01E of the NYSE Listed Company Manual, which requires that NYSE-listed companies timely file all periodic reports with the SEC. Sunlight is currently finalizing the 10-K to incorporate recent developments, including the Commitment & Transaction Support Agreement, and expects to file the 10-K with the SEC in the first half of April 2023, significantly prior to the end of the six-month cure period to file the 10-K as provided by Section 802.01E of the NYSE Listed Company Manual.

During this time, the Common Stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

Item 7.01 Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release announcing the refinancing plan pursuant to the Commitment & Transaction Support Agreement and, as required by the NYSE rules, announcing that it had received notices of noncompliance with the NYSE’s continued listing standards. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS SUMMARY

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Such forward-looking statements relate to, among other things, the operating performance of our investments, the stability of our earnings, our financing needs, and the size and attractiveness of market opportunities. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “expect,” “endeavor,” “seek,” “anticipate,” “outlook,” “intend,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe future plans and strategies; contain projections of results of operations, cash flows, or financial condition; or state other forward-looking information. Our ability to predict results or the actual outcome of future plans or strategies is inherently limited. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause our actual results in future periods to differ materially from forecasted results.

Our ability to implement our business strategy is subject to numerous risks described below as well as the risks fully described under Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022:

●	We are out of compliance with certain financial covenants in our existing credit facility and Bank Partner Agreements. While we have entered into the Commitment & Transaction Support Agreement with the Bank Partner to address our compliance issues under the Bank Partner Agreement and replace the existing credit facility, we will continue to be in default under our existing credit facility until we are able to consummate the Transactions contemplated by the Commitment & Transaction Support Agreement, which will impose operating and financial restrictions on us.

●	We have incurred a net loss and negative cash flows from operating activities in 2022. If we are unable to consummate the Transactions contemplated by the Commitment & Transaction Support Agreement, we expect these trends to continue into 2023.

●	While we believe that the Company will be able to finalize and execute the Definitive Documents under the Commitment & Transaction Support Agreement and to consummate the Transactions, without the benefit of the Transactions contemplated thereby, our recurring losses and negative cash flow from operations, as well as current cash and liquidity projections, raise substantial doubt about our ability to continue as a going concern.

●	While we have entered into the Commitment & Transaction Support Agreement with the Bank Partner, we must continue to work through the Backbook Loans and rapidly rising interest rate environment to stabilize our business and return to profitability. In our continuing efforts to do so, we may need to seek strategic alternatives in order to sustain our business, including but not limited to a PIPE transaction or a possible business combination or sale of the business, which we may not be able to consummate.

●	Our limited liquidity is materially and adversely affecting our business operations. If we do not consummate the Transactions contemplated by the Commitment & Transaction Support Agreement or consummate a strategic alternative as necessary, we may need to seek additional sources of capital, implement cost saving measures to preserve cash or pursue a restructuring of the Company through a privately negotiated transaction or a court process.

●	Servicing our Bank Partner Agreements and Loan and Security Agreement requires a significant amount of cash, unless we consummate the Transactions contemplated by the Commitment & Transaction Support Agreement, we do not have sufficient cash flow from our business to pay our substantial obligations under those agreements.

●	Non-compliance on the part of third parties with whom we conduct business disrupts our business and adversely affects our financial conditions and operating results.

●	We do not currently have an interest rate risk hedging program or seek to hedge interest rate risks associated with our Bank Partner Agreements, and therefore are not protected against significant increases in interest rates.

●	Worsening economic conditions from rising interest rates, a rising rate of inflation, or other potential causes of economic distress could raise Sunlight’s cost of capital and/or reduce or eliminate the willingness of Sunlight’s direct or indirect capital providers to continue funding loan volume at historical levels, thereby materially and adversely impacting Sunlight’s business, cash flows, financial condition and results of operations.

●	The ongoing COVID-19 pandemic and other health epidemics and outbreaks, including the rise of variants of COVID-19, could adversely affect Sunlight’s business, results of operations and financial condition.

●	If Sunlight is unable to facilitate the sale of loans held on its Bank Partner’s balance sheet and the Bank Partner is unwilling to expand its loan capacity, Sunlight may be required to purchase all or a portion of these loans and/or may be unable to fund future Indirect Channel Loans.

●	Failure to consummate the Transactions pursuant to the Commitment & Transaction Support Agreement which include the replacement of Sunlight’s existing credit facility, currently set to expire in April 2023, could have a material adverse effect on Sunlight’s results of operations and financial position.

●	Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

●	To the extent that Sunlight seeks to grow or strengthen its business and competitive position through future acquisitions, or other strategic investments, transactions or alliances, Sunlight may not be able to do so effectively.

●	A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

●	The reduction, modification or elimination of government incentives could cause our revenue to decline and harm our financial results.

●	Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our loan products and services.

●	The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

●	Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

●	Sunlight’s growth is dependent on its contractor network and in turn the quality of the products and services they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.

●	The current electrician shortage adversely impacts our business, financial condition, and results of operations.

●	Sunlight’s capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.

●	If contractors fail to fulfill their obligations to consumers or fail to comply with applicable law, Sunlight may incur remediation costs.

●	Sunlight’s revenue is impacted, to a significant extent, by the general economy, including supply chain disruptions, and the financial performance of its capital providers and contractors.

●	Our results of operations could be adversely affected by economic and political conditions globally and the effects of these conditions on our clients’ businesses and levels of business activity.

●	Sunlight has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

●	Sunlight cannot guarantee that it will repurchase its common stock pursuant to Sunlight’s share repurchase program or that Sunlight’s share repurchase program will enhance long-term shareholder value. Share repurchases could also increase the volatility of the price of Sunlight’s common stock and could diminish Sunlight’s cash reserves.

●	If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

●	Sunlight cannot guarantee that it will repurchase its common stock pursuant to Sunlight’s share repurchase program or that Sunlight’s share repurchase program will enhance long-term shareholder value. Share repurchases could also increase the volatility of the price of Sunlight’s common stock and could diminish Sunlight’s cash reserves.

●	If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Commitment and Transaction Support Agreement, dated April 2, 2023, by and among Sunlight Financial Holdings Inc., Sunlight Financial LLC, and Cross River Bank

99.1	Press release dated April 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer (Principal Executive Officer)

Dated: April 3, 2023